FIRST COMMERCE CORPORATION
                      1997 STOCK OPTION PLAN


     1. Purpose. The purpose of the 1997 Stock Option Plan (the "Plan") of First Commerce Corporation (the "Company") is to authorize the issuance of a sufficient number of stock options in order that all currently outstanding stock appreciation rights ("SARs") of the Company may be exchanged for stock options granted under the Plan (the "Options"). As used in the Plan, the term "subsidiary" means any corporation of which the Company owns (directly or indirectly) within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), 50% or more of the total combined voting power of all classes of stock. No Options shall be granted hereunder unless the Plan is first approved by the shareholders of the Company.

     2.   Administration.

          2.1. Composition. The Plan shall be administered by the compensation committee of the Board of Directors of the Company, or by a subcommittee of the compensation committee. The committee or subcommittee that administers the Plan shall hereinafter be referred to as the "Committee." The Committee shall consist of not fewer than two members of the Board of Directors, each of whom, to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a "non-employee director" within the meaning of Rule 16b-3 and, to the extent necessary to comply with
     Section 162(m) of the Code, is an "outside director" under
     Section 162(m).

          2.2. Authority. The Committee shall have plenary authority to award Options under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with participants as to the terms of the Options (the "Option Agreements") and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in
     Section 3 hereof.

     3. Eligible Participants. Employees of the Company (including officers who also serve as directors of the Company) and its subsidiaries who currently hold SARs shall receive Options under the Plan when designated by the Committee. With respect to participants not subject to Section 16 of the 1934 Act and not covered employees under Section 162(m) of the Code, the Committee may delegate to the Chief Executive Officer of the Company its authority to designate participants.

     4.   Shares Subject to the Plan.

          4.1. Number of Shares. Subject to adjustment as provided in Section 6.5, up to 1,100,000 shares of the $5.00 par value common stock ("Common Stock") of the Company are authorized to be issued under the Plan. Options with respect to no more than 60,000 shares of Common Stock may be granted through the Plan to a single participant.

          4.2.  Type  of  Common  Stock.   Common  Stock issued
     under the Plan in connection with the exercise of Options may be authorized and unissued shares or issued shares held as treasury shares.

     5. Stock Options. An Option is a right to purchase shares of Common Stock from the Company. Options granted under this Plan will be non-qualified stock options. Each Option granted by the Committee under this Plan shall be subject to the following terms and conditions:

          5.1. Price. The exercise price per share shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the SAR in replacement for which an Option is being granted, subject to adjustment under
     Section 6.5.

          5.2.  Number.   The  number of shares of Common Stock
     subject to an Option shall be equal to the number of SARs that the Option will replace, subject to Section 4.1 and subject to adjustment as provided in Section 6.5.

          5.3. Duration and Time for Exercise. Subject to earlier termination as provided in Section 6.3, the term of each Option shall be the same as the remaining term of the SAR that the Option replaces. Each Option shall become exercisable at the same time or times during its term as the SAR that it replaces. The Committee may accelerate the exercisability of any Option at any time, except to the extent of any automatic acceleration of Options under Section 6.10.

          5.4. Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted Option from the holder thereof by mutual agreement before such Option has been exercised by payment to such holder of the amount per share by which: (i) the Fair Market Value of the Common Stock subject to the Option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price of such Option.

          5.5. Manner of Exercise. An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The Option exercise price shall be payable in United States dollars and may be paid by (a) cash; (b) uncertified or certified check; (c) unless otherwise determined by the Committee, by delivery of shares of Common Stock held by the person exercising such Option for at least six months, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such Option is exercised;
     (d) by the simultaneous exercise of Options and sale of the shares of Common Stock acquired upon exercise, pursuant to a brokerage arrangement approved by the Company, with the proceeds from such sale delivered in payment of the exercise price; or (e) in such other manner as may be authorized from time to time by the Committee. In the case of delivery of an uncertified check upon exercise of an Option, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of an Option, a participant shall have no rights as a shareholder.

     6.   General.

          6.1. Duration. Subject to Section 6.8, the Plan shall remain in effect until all Options granted under the Plan have either been satisfied by the issuance of shares of Common Stock or been terminated under the terms of the Plan.

          6.2 Transferability of Options. Options granted hereunder shall not be transferable other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the participant only by the participant or the participant's guardian or legal representative. Any attempt at assignment, transfer, pledge, hypothecation or other disposition of an Option or levy of attachment or similar process upon an Option shall be null and void and without effect.

          6.3. Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of the Company for any reason, including death, disability, early retirement or normal retirement, any Options may be exercised, shall vest or shall expire on the same terms as the SARs that they replace.

          6.4. Legal and Other Requirements. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company.

          6.5 Adjustment. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to Options, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to Options, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any Option shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

          6.6. Withholding. At any time that a participant is required to pay to the Company an amount required to be withheld under the applicable income tax laws in connection with the exercise of an Option, the participant may, subject to the Committee's right of disapproval, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the exercise shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date"). Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections.

          A participant may also satisfy his or her total tax liability related to an Option by delivering shares of Common Stock that have been owned by the participant for at least six months. The value of the shares delivered shall be based on the Fair Market Value of the Common Stock on the Tax Date.

          6.7. No Continued Employment. No participant under the Plan shall have any right, because of his par-ticipation, to continue in the employ of the Company for any period of time or to any right to continue his present or any other rate of compensation.

          6.8. Amendment of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no amendment or discontinuance shall, subject to adjustments permitted under Section 6.5, impair, without the consent of the holder thereof, an Option previously granted.

          6.9.  Immediate     Acceleration    of    Incentives.
     Notwithstanding any provision in this Plan or in any Option Agreement to the contrary, all outstanding Options shall become exercisable immediately upon the occurrence of a "Change of Control."

          A "Change of Control" shall be defined as:

               (a) The acquisition by any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "34 Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 34 Act) of 40% or more of either (i) the Company's then outstanding common stock ("Outstanding Stock") or (ii) the combined voting power of its then outstanding voting securities entitled to vote generally in the election of directors ("Outstanding Voting Securities") other than any acquisition (i) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by it or (ii) by any entity pursuant to a transaction which complies with
          Section 6.9(c)(i), (ii) or (iii); or

               (b)  Individuals  who  as  of  the  date  hereof
          constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as a member of the Incumbent Board unless his or her initial assumption of office occurs as a result of an actual or threatened contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board; or

               (c) Consummation of a reorganization, merger or consolidation, share exchange or sale or other disposition of all or substantially all of the Company's assets (a "Combination"), unless immediately thereafter (i) all or substantially all of the beneficial owners of the Outstanding Stock and the Outstanding Voting Securities immediately prior to such Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of its assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Combination of the Outstanding Stock and Outstanding Voting Securities, as the case may be,
          (ii) no Person (excluding any entity resulting from such Combination or any employee benefit plan (or related trust) of the Company or such resulting entity) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the resulting entity or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Combination and
          (iii) at least a majority of the members of the board of directors of the resulting entity were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Combination; or

               (d)   Approval  by  the  shareholders   of   the
          Company's complete liquidation or dissolution,

          provided, however, that, if a participant directs the Committee in writing prior to the occurrence of a Change of Control (an "Acceleration Notice") then, with respect to Options held by such participant, Options shall become exercisable only to the extent specified in the Acceleration Notice.

          6.10 Definition of Fair Market Value. "Fair Market Value" of the Common Stock on any date shall be deemed to be the final closing sale price per share of Common Stock on the trading day immediately prior to such date. If the Common Stock is listed upon an established stock exchange or exchanges or any automated quotation system that provides sale quotations, such fair market value shall be deemed to be the closing price of the Common Stock on such exchange or quotation system, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of such stock. If the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, such fair market value shall be the mean between the quoted bid and asked price on the day the option is granted, and if bid and asked quotations are not available on such day, on the latest preceding day. If the Common Stock is not actively traded, or quoted, such fair market value shall be established by the Committee based upon a good faith effort to value the Common Stock.

          6.11 Loans. In order to assist a participant to exercise an Option granted under the Plan and to assist a participant to satisfy his tax liabilities arising in connection with such Option, the Committee may authorize, at either the time of the grant of the Option or at the time of the acquisition of Common Stock pursuant to the Option, the extension of a loan to the participant by the Company. The terms of any loans, including the interest rate, collateral and terms of repayment, will be subject to the discretion of the Committee. The maximum credit available hereunder shall be the exercise price of the Option, plus the maximum tax liability that may be incurred in connection with the exercise.